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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of TriNet Corporate Realty Trust, Inc. on Form S-3 (File No. 333-19137), Form S-3 (File No. 33-79746), Form S-8 (File No. 33-79748) and Form S-8 (File No. 333-02222) of our reports dated April 25, 1997 on our audits of the Historical Summary of Gross Income of the IBM Dallas Property for the year ended December 31, 1996, the Historical Summary of Gross Income and Direct Operating Expenses of the RiverEdge Summit Property for the year ended December 31, 1996, the Historical Summary of Gross Income of the Cardinal Commerce Center Property for the period July 26, 1996 through December 31, 1996, the Historical Summary of Gross Income of the Canyon Corporate Center Properties for the year ended December 31, 1996, and the Historical Summary of Gross Income of the RiverPark Properties for the year ended December 31, 1996, which reports are included in this Current Report on Form 8-K/A.




                                               COOPERS & LYBRAND L.L.P.


San Francisco, California
April 30, 1997